Exhibit 10.20
AMENDMENT TO SUBLICENSE AGREEMENT
This Amendment (“Amendment”) to the Sublicense Agreement dated as of August 2, 2007 (the “Agreement”) by and among Endra, Inc., a Delaware corporation (“Endra”), and Optosonics, Inc. (“Optosonics”) is entered into on this 18th day of January, 2011 (the “Amendment Effective Date”). For purposes hereof, all capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement.
Pursuant to Section 15.4 of the Agreement, Endra and Optosonics hereby agree as follows:
1. Section 3 .6.3(iii) of the Agreement is hereby deleted and replaced in its entirety as follows:
“(iii)                       The diligence requirement will likewise be satisfied if Endra makes a commercial sale of any Product to any third party no later than forty-five (45) months from the Effective Date (the “Commercialization Date”); provided however that Endra may, in its sole discretion, extend the Commercialization Date on a month-by-month basis for up to 9 months beyond the forty-five (45) month anniversary of the Effective Date by paying to Optosonics $5,000 for each month that the Commercialization Date is so extended.”
2. The Agreement is hereby confirmed and continues in all respects expect as set forth in Section 1 above. This Amendment shall not constitute or imply a waiver of any rights or obligations under the Agreement or an admission as to any facts related to the Agreement.
3. Any determination that any provision of this Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.
4. No modification, amendment or waiver of any provision of this Amendment shall be effective unless executed in writing by Endra and Optosonics.
5. All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.
6. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

ENDRA, INC.

By:               /s/ Michael Thornton
Name:          Michael Thornton
Title:            Chief Operating Officer, ENDRA INC.

OPTOSONICS, INC.

By:               /s/ Robert Kruger
Name:          Robert Kruger
Title:            President, OPTOSONICS, INC.

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